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                                                                   EXHIBIT 12.1

                          TEXTRON FINANCIAL CORPORATION

    STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

In Thousands
                                                                                                                 Six months
                                                                                                                   ended
                                                                                                                  June 30,
                                                1998           1997         1996         1995          1994         1999

                                               ---------------------------------------------------------------------------
Income before Income Taxes                     112,626       108,079       95,724       88,600        83,110       56,105
                                               ---------------------------------------------------------------------------
FIXED CHARGES:

Interest on debt                               155,126       153,127      146,615      146,649       114,842       85,467

Estimated interest portion of rents                                           817          680           670          699
                                                 1,198           879
                                               ---------------------------------------------------------------------------
Total fixed charges                            156,324       154,006      147,432      147,329       115,512       86,166

                                               ---------------------------------------------------------------------------
Adjusted Income                                268,950       262,085      243,156      235,929       198,622      142,271

Ratio of earnings to fixed charges (1)            1.72          1.70         1.65         1.60          1.72         1.65



(1) The ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals